Exhibit 10.16

FIRST SUPPLEMENTAL TRUST INDENTURE

AMENDED AND RESTATED TRUST INDENTURE BY AND BETWEEN GALLATIN

COUNTY, MONTANA and U.S. BANK NATIONAL ASSOCIATION, as Trustee, Relating

to: Not to exceed $160,000,000

Gallatin County, Montana

Industrial Development Revenue Bonds

(Bridger Aerospace Group Project)

By and between

GALLATIN COUNTY, MONTANA

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Dated as of August 1, 2022

Relating to:

$25,000,000

Gallatin County, Montana

Industrial Development Revenue Bonds

(Bridger Aerospace Group Project)

Series 2022B (Taxable) (Sustainability Bonds)

TABLE OF CONTENTS

		Page

Section 1.	Definitions	3

Section 2.	Authorization of Series 2022B Bonds	4

Section 3.	Delivery of Series 2022B Bonds	4

Section 4.	Redemption provisions of Series 2022B Bonds	5

Section 5.	Funds and Accounts; Deposit and Uses of Proceeds	7

Section 6.	Majority of Bondholders and Holders of Additional Parity Indebtedness May Control Proceeds; Rights and Remedies of Bondholders and Holders of Additional Parity Indebtedness	7

Section 7.	Amendment to Section 2.5 of Indenture	7

Section 8.	Severability	7

EXHIBIT A	Form of Bond	A-l

EXHIBIT B	Terms of the Series 2022B Bonds	B-l

EXHIBIT C	Form of Investor Letter	C-1

THIS FIRST SUPPLEMENTAL TRUST INDENTURE (this “First Supplement”) dated as of August 1, 2022, by and between GALLATIN COUNTY, MONTANA (together with any successor to its rights, duties and obligations hereunder, the “County”), a county and political subdivision of the State of Montana (the “State”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, successor in interest to U.S. Bank National Association, as trustee (in such capacity, together with any successor in such capacity, the “Trustee”);

WITNESSETH:

WHEREAS, the County is a legally and regularly created, established, organized and existing county and political subdivision of the State;

WHEREAS, the County is authorized by Title 90, Chapter 5, Part 1, Montana Code Annotated, as amended (the “Act”), to carry out the public purposes described in the Act by financing or refinancing one or more “projects” (as defined in MCA 90-5-101(10)) (which includes any land, building or other improvement and all real or personal property, whether or not in existence suitable for use for commercial, manufacturing, agricultural or industrial enterprises (as contemplated by the Act), by issuing its revenue bonds to carry out such financing or refinancing and by pledging revenues from such projects as security for the payment of the principal of, premium, if any, and interest on any such revenue bonds and by entering into any agreements made in connection therewith, for the benefit of the inhabitants of the County;

WHEREAS, in order to further the purposes of the Act, the County has previously authorized the issuance from time to time of its $160,000,000 in maximum principal amount Industrial Development Revenue Bonds (Bridger Aerospace Group Project), in one or more series (the “Bonds”) pursuant to the Trust Indenture dated as of February 1, 2021 (the “Original Indenture”) between the County and the Trustee, the proceeds of which shall be loaned to Bridger Aerospace Group, LLC, a Delaware limited liability company; Bridger Air Tanker 3, LLC, a Montana limited liability company; Bridger Air Tanker 4, LLC, a Montana limited liability company; Bridger Air Tanker 5, LLC, a Montana limited liability company; Bridger Solutions International 1, LLC, a Montana limited liability company; and Bridger Aviation Services, LLC, a Delaware limited liability company (individually and collectively the “Original Borrower Group”) in order to assist the Original Borrower Group with the financing of the costs of: (a) constructing and equipping two airplane hangars to be located at Gallatin Field in the County; (b) acquiring five firefighting aircraft to be stored, maintained and serviced at such hangars; (c) refinancing certain loans in connection with two firefighting aircraft owned and operated by the Original Borrower Group or its subsidiaries; (d) acquiring additional capital improvements to further the Original Borrower Group’s provision of aerial wildfire solutions; (e) funding a debt service reserve; (f) funding capitalized interest for a period not exceeding six months after completion of construction of such new hangars; and (g) certain issuance costs in connection with the Bonds;

WHEREAS, the County previously issued the initial series of the Bonds in the original principal amount of $7,330,000, designated as the County’s Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2021 (Federally Taxable) (the “Series 2021 Bonds”), pursuant to and secured by the Original Indenture, and loaned the proceeds of the Series

2021 Bonds to the Original Borrower Group in order to assist the Original Borrower Group with (a) the financing of the construction and equipping an airplane hangar (“Hangar 3”) to be located at Gallatin Field (Bozeman Yellowstone International Airport (BZN)) in Belgrade, Montana; (b) funding a debt service reserve; and (c) paying certain issuance costs in connection with the Series 2021 Bonds;

WHEREAS, the Original Indenture was amended and restated pursuant to a First Supplemental Trust Indenture, dated as of July 1, 2022, between the County and the Trustee, and consented to by the owners of all of the Series 2021 Bonds then Outstanding (as so amended and restated, and together with all amendments or supplements thereto, including this First Supplement, the “Indenture”);

WHEREAS, the County previously issued the second series of the Bonds in the original principal amount of $135,000,000, designated as the County’s Industrial Development Revenue and Revenue Refunding Bonds (Bridger Aerospace Group Project), Series 2022 (Taxable) (Sustainability Bonds) (the “Series 2022 Bonds”), pursuant to and secured by the Indenture, and loaned the proceeds of the Series 2022 Bonds to Bridger Aerospace Group, LLC, a Delaware limited liability company; Bridger Air Tanker, LLC, a Montana limited liability company; Bridger Air Tanker 3, LLC, a Montana limited liability company; Bridger Air Tanker 4, LLC, a Montana limited liability company; Bridger Air Tanker 5, LLC, a Montana limited liability company; Bridger Air Tanker 6, LLC, a Montana limited liability company; Bridger Air Tanker 7, LLC, a Montana limited liability company; Bridger Air Tanker 8, LLC, a Montana limited liability company; Bridger Solutions International 1, LLC, a Montana limited liability company; and Bridger Solutions International 2, LLC, a Montana limited liability company, (collectively, the Borrowers”) in order to (a) redeem the 2021 Bonds in whole at a redemption price equal to 103% of the principal amount of each Series 2021 Bond redeemed and accrued interest to the redemption date; (b) assist the Borrowers with financing and refinancing the costs of: (1) constructing and equipping Hangar 3 and a new airplane hangar (“Hangar 4”) to be located at Gallatin Field (Bozeman Yellowstone International Airport (BZN), in Belgrade, Montana, in the County; (2) the acquisition price and finance deposits for new Superscooper firefighting aircraft; (3) financing assets and related working capital previously acquired with equity; (4) refinancing of collateralized financings to facilitate the capital expenditures referenced in (1) through (3); and (5) acquiring additional capital improvements to further the Borrowers’ provision of aerial wildfire solutions (the improvements listed in (b)(1) through (5) being collectively the “Taxable Series 2022 Improvements” and the property and facilities in (b)(1) through (5) being collectively the “Financed Property”); (c) fund a debt service reserve; and (d) pay certain issuance costs in connection with the Series 2022 Bonds (the “Taxable Series 2022 Project”);

WHEREAS, Section 10.01 of the Indenture permits the County and the Trustee, without the consent of, or notice to, the Bondholders, to enter into such indentures supplemental to the Indenture to provide for the issuance of an additional series of the Bonds;

WHEREAS, the County has authorized the issuance of a third series of the Bonds, designated as the County’s Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2022B (Taxable) (Sustainability Bonds) (the “Series 2022B Bonds”), which will be issued in the original principal amount of $25,000,000, pursuant to and secured by the Indenture, and will loan the proceeds of the Series 2022B Bonds to the Borrowers in order to (a) assist the Borrowers with financing and refinancing the costs of the Taxable Series 2022 Improvements; (b) fund a debt service reserve; and (c) pay certain issuance costs in connection with the Series 2022B Bonds (the “Taxable Series 2022B Project”);

WHEREAS, all acts and things necessary to constitute this First Supplement a valid agreement according to its terms have been done and performed, and the County has duly authorized the execution and delivery hereof and of the Series 2022B Bonds to be issued hereunder;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the County covenants and agrees with the Trustee, for the benefit of the holders from time to time of the Bonds, as follows:

SECTION 1. Definitions; Amendments to Indenture Defined Terms.

(a) All capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture, (b) In addition to the terms defined elsewhere herein, the following defined terms in Section 1.1 of the Indenture are amended and restated as follows:

“Date of Issuance” the date on which the applicable series of Bonds is delivered to the purchaser thereof upon original issuance, and for the Series 2022 Bonds means July 21, 2022, and for the Series 2022B Bonds means August 10, 2022.

“Debt Service Reserve Requirement” means (a) for the Series 2022 Bonds (i) on the Date of Issuance, an amount equal to $7,762,500, and (ii) upon delivery to the Trustee of a Certificate of the Borrower Representative certifying that the Borrowers have maintained a Debt Service Coverage Ratio not less than 2.00 to 1.00 as of the last day of the most recently ended fiscal quarter for the period consisting of the four consecutive quarters ending on such day, based on the audited or unaudited consolidated financial statements of the Borrowers and BAG Holdings (whichever is most recently available), an amount equal to $0; and (b) means for the Series 2022B Bonds, (i) on the Date of Issuance, an amount equal to $1,437,500.00, and (ii) upon delivery to the Trustee of a Certificate of the Borrower Representative certifying that the Borrowers have maintained a Debt Service Coverage Ratio not less than 2.00 to 1.00 as of the last day of the most recently ended fiscal quarter for the period consisting of the four consecutive quarters ending on such day, based on the audited or unaudited consolidated financial statements of the Borrowers and BAG Holdings (whichever is most recently available), an amount equal to $0.

“Interest Payment Date” means each March 1 and September 1, commencing for the Series 2022 Bonds and the Series 2022B Bonds on September 1, 2022.

“Purchase Contract” means for any series of the Bonds other than the Series 2022 Bonds or the Series 2022B Bonds, a bond purchase agreement, by and among the County, the Borrowers and D.A. Davidson & Co., as representative; and for the Series 2022 Bonds, means the Bond Purchase Agreement, dated July 19, 2022, by and among the County, the Borrowers and D.A. Davidson & Co., as representative; and for the Series 2022B Bonds, means the Bond Purchase Agreement, dated August 5, 2022, by and among the County, the Borrowers and D.A. Davidson & Co., as representative.

(c) In addition to the terms defined elsewhere herein, the following term shall have the following meaning:

“Series 2022B Bonds” means the third series of the Bonds in the original principal amount of $25,000,000, designated as the County’s Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2022B (Taxable) (Sustainability Bonds).

Section 2. Authorization of Series 2022B Bonds. There is hereby authorized a third series of the Bonds, in the form attached hereto as Exhibit A, which shall be designated as the County’s “Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2022B (Taxable) (Sustainability Bonds)” (the “Series 2022B Bonds”), which will be issued in the original principal amount of $25,000,000, pursuant to and secured by the Indenture, and the proceeds of the Series 2022B Bonds shall be loaned to the Borrowers in order to (a) assist the Borrowers with financing and refinancing the costs of the Taxable Series 2022 Improvements; (b) fund a debt service reserve; and (c) pay certain issuance costs in connection with the Series 2022B Bonds (the “Taxable Series 2022B Project”). The Series 2022B Bonds shall bear interest at the rates per annum, and mature on September 1 in the years and in the principal amounts as set forth in Exhibit B, attached hereto and incorporated herein by reference

Section 3. Delivery of Series 2022B Bonds.

Upon the execution and delivery of this First Supplement, the County shall execute and deliver to the Trustee and the Trustee shall authenticate the Series 2022B Bonds and deliver them to the initial purchaser thereof as directed by the County and as hereinafter in this Section provided. Prior to the delivery by the Trustee of any of the Series 2022 Bonds, there shall have been filed with or delivered to the Trustee the following:

(A) a resolution duly adopted by the County, certified by the County Clerk and Recorder thereof, authorizing the financing of the cost of the Project and execution and delivery of the Agreement, the Purchase Contract and this First Supplement and the issuance of the Bonds (the “Bond Resolution”);

(B) a duly executed copy of this First Supplement, the Agreement, the Purchase Contract and the other Financing Documents;

(C) the written order of the County as to the authentication and delivery of the Series 2022B Bonds, signed by an Authorized Representative of the County;

(D) a copy of an investment letter in the form attached hereto as Exhibit C duly executed by each initial purchaser of a Series 2022B Bond;

(E) an opinion of bond counsel substantially to the effect that the Series 2022B Bonds constitute legal, valid and binding obligations of the County; that this First Supplement complies with the provisions of the Indenture, that it is proper for the Trustee to join in execution of this First Supplement under the provisions of the Indenture; that the Borrower has satisfied the requirements for the issuance of Additional Indebtedness pursuant to Section 4.1 of the Loan Agreement; and

(F) evidence that the conditions set forth in Section 4.1 of the Agreement have been met.

Section 4. Redemption Provisions of Series 2022B Bonds.

                The Series 2022B Bonds shall be subject to redemption as provided below.

(a) Optional Redemption of the Series 2022B Bonds. The Borrowers have reserved the right and the option to redeem the Series 2022B Bonds maturing in whole or in part, in Authorized Denominations, on or after the dates set forth below and at the redemption prices (expressed as a percentage of the principal amount of the Series 2022B Bonds to be redeemed) set forth below, plus accrued interest to the redemption date:

Optional Redemption Date	Price
September 1, 2025 through August 31, 2026	103%
September 1, 2026 through August 31, 2027	102%
On or after September 1, 2027	100%

(b) Extraordinary Redemption of the Bonds. The Bonds are also redeemable by the County upon the direction of the Borrowers in whole at any time at a redemption price equal to 100% of the principal amount of each Bond redeemed and accrued interest to the redemption date upon the occurrence of any of the following events:

(i) all or a substantial portion of the Financed Property shall have been damaged or destroyed and the Borrowers are unable, as expressed in a certificate of an Authorized Representative of the Borrowers, to carry on the functions of the Financed Property for a period of six consecutive months;

(ii) title to, or the temporary use of, all or any substantial part of the Financed Property shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority; or

(iii) as a result of any changes in the Constitution of the State of Montana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body, whether state or federal, entered after the contest thereof by the Borrowers in good faith, the Agreement shall have become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in the Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Borrowers in respect to the Financed Property, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement.

The Series 2022B Bonds are also redeemable, only from Net Proceeds of insurance, by the County upon the direction of the Trustee if directed by the Majority Bondholder, and from a condemnation award, by the County upon the direction of the Borrower Representative, in part on any Interest Payment Date at a redemption price equal to 100% of the principal amount of each Series 2022B Bond redeemed plus any then-applicable premium and accrued interest to the redemption date in the manner and upon compliance with the provisions of Section 7.1 or 7.2 of the Agreement, respectively.

Notwithstanding the foregoing, in addition, the Series 2022B Bonds shall be redeemed, on the first date of which notice can reasonably be given by the Trustee in accordance with Section 5.5 of the Indenture, at a redemption price equal to 100% of the principal amount of each Series 2022B Bond redeemed plus any premium that would be applicable to an optional redemption of the Series 2022B Bonds on such date pursuant to Section 4(a) of this First Supplement (and if such redemption is prior to September 1,2025, the applicable premium shall be 3%) and accrued interest to the redemption date, (a) in whole or in part from all proceeds of the sale of any Superscooper firefighting aircraft by any Borrower; (b) in whole or in part, in an amount equal to 50% of Excess Cash Flow, if the Debt Service Coverage Ratio of the Borrowers on a consolidated basis with BAG Holdings, falls below 2.00 to 1.00 as of the last day of the most recently ended fiscal quarter for the period consisting of the four consecutive quarters ending on such day, if based on unaudited consolidated financial statements, and as of the last day of the Fiscal Year if based on audited consolidated financial statements; and (c) in whole or in part, in an amount equal to 100% of Excess Cash Flow if the Debt Service Coverage Ratio of the Borrowers on a consolidated basis with BAG Holdings, is below 1.50 to 1.00 as of the last day of the most recently ended fiscal quarter for the period consisting of the four consecutive quarters ending on such day, if based on unaudited consolidated financial statements, and as of the last day of the Fiscal Year if based on audited consolidated financial statements; and (d) in whole upon the sale of BAG Holdings to any Person in which a third party obtains a majority equity stake in BAG Holdings or control of the governing body of BAG Holdings. For purposes of this Section, “Excess Cash Flow” is defined as the revenues from operations of BAG Holdings less the portion thereof used to pay or establish reserves for all BAG Holdings’ expenses, debt payments, capital improvements, replacements, and contingencies, provided that Excess Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(c) No Sinking Fund Redemption of the Series 2022B Bonds. The Series 2022B Bonds are not subject to mandatory sinking fund redemption.

Section 5. Funds and Accounts; Deposit and Uses of Proceeds.

The proceeds of the Series 2022B Bonds shall be deposited by the Trustee as follows:

(A) There shall be deposited into the Improvements Fund Series 2022B Bond proceeds in an amount equal to $22,865,804.00. The Trustee is hereby authorized and directed, immediately after closing of the Series 2022B Bonds, to disburse this $22,865,804.00 from the Improvements Fund to the Borrower Representative pursuant to Section 4.1 of the Agreement, to be used by the Borrowers to fund the Taxable Series 2022 Improvements;

(B) There shall be deposited into the Debt Service Reserve Fund, pursuant to Section 4.1 of the Agreement, the Debt Service Reserve Requirement for the Series 2022B Bonds; and

(C) There shall be deposited into the Issuance Expense Fund Series 2022B Bond proceeds in an amount equal to $196,696.00. The Trustee is hereby authorized and directed, upon the written direction of an Authorized Representative of the Borrowers, to make payments from the Issuance Expense Fund for the payment of issuance expenses for the Series 2022B Bonds as provided in Section 3.10 of the Indenture.

The completion of the Taxable Series 2022 Project and payment or provision made for payment of the full Costs of the Taxable Series 2022 Project shall be evidenced by the filing with the Trustee and the County of the certificate of the Borrower Representative required by the provisions of Section 4.2 of the Agreement. Any remaining balance of the proceeds of the Series 2022B Bonds held by the Borrowers on such completion date shall be transferred to the Bond Interest Fund or the Bond Principal Fund, as directed by the Borrowers.

Section 6. Majority of Bondholders and Holders of Additional Parity Indebtedness May Control Proceedings; Rights and Remedies of Bondholders and Holders of Additional Parity Indebtedness.

Anything to the contrary in the Indenture notwithstanding, so long as any Series 2022B Bonds or beneficial ownership thereof are held by BAG Holdings, an affiliate thereof, or any entity owned or controlled by an officer or director of BAG Holdings, the beneficial owner of such Series 2022B Bonds may not exercise any voting and/or control rights of a Bondholder.

Section 7. Amendment to Section 2.5 of Indenture.

The last paragraph of Section 2.5 of the Indenture is amended and restated as follows:

Each purchaser of a Bond in connection with the initial issuance and sale thereof must be a Qualified Institutional Buyer or, in the case of the Series 2022 Bonds only, an Institutional Accredited Investor, and is required, as a condition to such purchase, to execute and deliver an investment letter in the form attached to this Indenture as Exhibit C. The Bonds may not be subsequently transferred or sold to anyone other than a Qualified Institutional Buyer. The Series 2022B Bonds (a) shall not be purchased, traded or put on the balance sheet of D.A. Davidson & Co., any other broker dealer or any banking institution; (b) shall not be purchased or held by BAG Holdings or any affiliate or subsidiary of BAG Holdings; and (c) shall not be transferred by any holder thereof during the six-month period beginning on the Date of Issuance of the Series 2022B Bonds.

Section 8. Severability.

If any provision of this First Supplement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

IN WITNESS WHEREOF, the County has caused this First Supplement to be executed on its behalf by its Chair and the Trustee, to evidence the acceptance of trusts hereunder, has caused this First Supplement to be executed by its duly authorized officer, all as of the day and year first above written.

GALLATIN COUNTY COMMISSION, Gallatin County, Montana

By:	/s/ Joe P. Skinner
Chairman

ATTEST:

By:	/s/ Eric Semerad
Clerk and Recorder

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By	/s/ Bradon Elzinga
Name	Bradon Elzinga
Its	Vice President

[Signature Page to First Supplemental Trust Indenture

Gallatin County, Montana Industrial Development Revenue Bonds (Bridger Aerospace Group

Project), Series 2022B (Taxable)(Sustainability Bonds)]

CONSENTED TO BY:

BORROWER:

BRIDGER AEROSPACE/GROUP, LLC

BY:	/s/ James Muchmore

BRIDGER AIR TANKER LLC

BY:	/s/ James Muchmore

BRIDGER AIR TANKER 3, LLC

BY:	/s/ James Muchmore

BRIDGER AIR TANKER 4, LLC

BY:	/s/ James Muchmore

BRIDGER AIR TANKER 5, LLC

BY:	/s/ James Muchmore

RIDGER AIR TANKER 6, LLC

BY:	/s/ James Muchmore

BRIDGER AIR TANKER 7, LLC

BY:	/s/ James Muchmore

[Consent of Borrowers to First Supplemental Trust Indenture Gallatin County, Montana Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2022B (Taxable)(Sustainability Bonds)]

BRIDGER AIR TANKER 8, LLC

By:	/s/ James Muchmore

BRIDGER SOLUTIONS INTERNATIONAL 1, LLC

By:	/s/ James Muchmore

BRIDGER SOLUTIONS INTERNATIONAL 2, LLC

By:	/s/ James Muchmore

[Consent of Borrowers to First Supplemental Trust Indenture Gallatin County, Montana Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2022B (Taxable) (Sustainability Bonds)]

EXHIBIT A

FORM OF BOND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE, PAYING AGENT, REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS BOND MAY NOT BE TRANSFERRED OR SOLD TO ANYONE OTHER THAN A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A PROMULGATED UNDER THE SECURITIES ACT OF 1933. PURSUANT TO THE INDENTURE, THE SERIES 2022B BONDS SHALL NOT BE TRANSFERRED BY ANY HOLDER THEREOF DURING THE SIX-MONTH PERIOD BEGINNING ON THE DATE OF ISSUANCE OF THE SERIES 2022B BONDS.

GALLATIN COUNTY, MONTANA

INDUSTRIAL DEVELOPMENT REVENUE BONDS

(BRIDGER AEROSPACE GROUP PROJECT)

SERIES 2022B (TAXABLE) (SUSTAINABILITY BONDS)

No. R-l			$25,000,000.00

Interest Rate	Maturity Date	Dated	CUSIP
11.500%	September 1, 2027	August 10, 2022	363671 BN7

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT: ***TWENTY FIVE MILLION DOLLARS AND NO CENTS***]

GALLATIN COUNTY, MONTANA, a duly constituted public entity, agency, county and political subdivision of the State of Montana (the “County”), for value received, hereby promises to pay, from the sources hereinafter described, the principal amount stated above in lawful money of the United States of America to the registered owner named above, or registered assigns, on the maturity date stated above (unless this bond shall have been called for prior redemption, in which case on such redemption date), upon the presentation and surrender hereof at the designated corporate trust office of U.S. Bank Trust Company, National Association, in Salt Lake City, Utah, as trustee, or at the designated corporate trust office of its successor in trust (the “Trustee”), under an Amended and Restated Trust Indenture, dated as of July 1,2022 (as amended and supplemented by a First Supplemental Trust Indenture dated as of August 1, 2022 (the “First Supplement”), and as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between the County and the Trustee, and to pay, from like sources, to the person who is the registered owner hereof on the fifteenth day of the month next preceding any interest payment date (the “Regular Record Date”) by wire or by check mailed to such registered owner at his or her address as it last appears on the registration records kept for that purpose at the designated corporate trust office of the Trustee, interest on said sum in like coin or currency from the date hereof at the interest rate set forth above, payable semiannually on March 1 and September 1 of each year, commencing September 1, 2022, until payment of the principal hereof has been made or provided for. Any such interest not so timely paid shall cease to be payable to the registered owner hereof at the close of business on the Regular Record Date and shall be payable to the registered owner hereof at the close of business on a Special Record Date (as defined in the Indenture) for the payment of any defaulted interest at the Late Payment Rate as provided in the Loan Agreement. Such Special Record Date shall be fixed by the Trustee whenever money becomes available for payment of the defaulted interest, and notice of the Special Record Date shall be given to the registered owners of the Bonds not less than 10 days prior thereto.

Any capitalized term used herein that is not defined herein shall have the same meaning ascribed thereto in the Indenture and the hereinafter defined Agreement.

This bond is one of a duly authorized series of bonds of the County designated as “Gallatin County, Montana Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2022B (Taxable) (Sustainability Bonds),” in the aggregate principal amount of $25,000,000 (the “Series 2022B Bonds” or “Bonds”), issued under and equally and ratably secured by the Indenture. The Bonds have been issued under the County Title 90, Chapter 5, Part 1, Montana Code Annotated, as amended (the “Act”) to finance for Bridger Aerospace Group, LLC, a Delaware limited liability company (the “Borrower Representative”); Bridger Air Tanker, LLC, a Montana limited liability company; Bridger Air Tanker 1, LLC, a Montana limited liability company; Bridger Air Tanker 2, LLC, a Montana limited liability company Bridger Air Tanker 3, LLC, a Montana limited liability company; Bridger Air Tanker 4, LLC, a Montana limited liability company; Bridger Air Tanker 5, LLC, a Montana limited liability company; Bridger Air Tanker 6, LLC, a Montana limited liability company; Bridger Air Tanker 7 LLC, a Montana limited liability company; Bridger Air Tanker 8, LLC, a Montana limited liability company; Bridger Solutions International 1, LLC, a Montana limited liability company; and Bridger Solutions International 2, LLC, a Montana limited liability company (individually and collectively “Borrowers”), which presently own and operate an airplane hangar and firefighting aircraft, the costs of (a) assisting the Borrowers with financing and refinancing the costs of: (1) constructing and equipping two airplane hangars to be located at Gallatin Field in the County; (2) the acquisition price and finance deposits for new Superscooper firefighting aircraft; (3) financing assets and related working capital previously acquired with equity; (4) refinancing of collateralized financings to facilitate the capital expenditures referenced in (1) through (3); and (5) acquiring additional capital improvements to further the Borrowers’ provision of aerial wildfire solutions; (b) funding a debt service reserve; and (c) paying certain issuance costs in connection with the Series 2022B Bonds (the “Taxable Series 2022B Project”);

The financing of the Taxable Series 2022B Project has been authorized by a resolution duly adopted by the County pursuant to the laws of the State of Montana (the “State”).

The Bonds are special, limited obligations of the County payable solely from and secured by: (a) a pledge of certain rights of the County under and pursuant to the Amended and Restated Loan Agreement, dated as of August 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between the County and the Borrowers; (b) a pledge of the Funds and Revenues, as defined in the Indenture, and all trust accounts created under the Indenture and the Agreement; (c) all of the County’s rights to receive Loan Payments (as defined in and subject to the Agreement) of the Borrowers and (d) the interests of the Borrowers in and to all Property now or hereafter existing to the extent that a security interest in the same has been granted to the Trustee under the Deed of Trust, the Security Agreement and the Account Control Agreement (as such terms are defined in the Agreement).

The Agreement permits the incurrence of Additional Parity Indebtedness, as defined in the Agreement, secured on a parity with the obligations of the Borrowers under the Agreement and any such Additional Parity Indebtedness as the Borrowers may incur in the future are parity obligations and are equally and ratably secured, except as provided in the Agreement.

THIS BOND SHALL NEVER CONSTITUTE THE DEBT OR INDEBTEDNESS OF THE COUNTY WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE CONSTITUTION AND STATUTES OF THE STATE OF MONTANA AND SHALL NOT CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE COUNTY OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS. THIS BOND SHALL BE A SPECIAL LIMITED OBLIGATION OF THE COUNTY, PAYABLE OUT OF THE REVENUES DERIVED PURSUANT TO THE AGREEMENT.

Reference is hereby made to the Indenture and the Agreement for a description of the nature and extent of the security, the rights, duties and obligations of the County, the Trustee and the registered owners of the Bonds and the terms and conditions upon which the Bonds are, and are to be, secured, and a statement of the rights, duties, immunities and obligations of the County and the Trustee.

The Bonds are subject to redemption by the County at the direction of the Borrowers in whole at any time upon certain events of damage, destruction or condemnation of the Financed Property (as defined in the Agreement) or upon certain changes in law at a redemption price equal to 100% of the principal amount thereof and accrued interest to the redemption date.

The Bonds are subject to redemption by the County at the direction of the Trustee if directed by the Majority Bondholder in part on any interest payment date, but only from the proceeds of insurance, as provided in the Indenture and the Agreement, at a redemption price equal to 100% of the principal amount of the Bonds redeemed plus any then-applicable premium and accrued interest to the redemption date.

The Bonds are subject to redemption by the County at the direction of the Borrowers in part on any interest payment date, but only from the proceeds of condemnation awards, as provided in the Indenture and the Agreement, at a redemption price equal to 100% of the principal amount of the Bonds redeemed and accrued interest to the redemption date.

The Bonds are subject to mandatory redemption in whole or in part, as applicable, at any time upon certain events including the sale of any Superscooper firefighting equipment by the Borrowers, from Excess Cash Flow if certain conditions are met, and from the sale and loss of control of BAG Holdings, all at a redemption price equal to 100% of the principal amount thereof plus any premium that would be applicable to an optional redemption of the Series 2022B Bonds on such date pursuant to the First Supplement (and if such redemption is prior to September 1, 2025, the applicable premium shall be 3%) and accrued interest to the redemption date.

The Bonds are subject to optional redemption as set forth in the Indenture. The Bonds are not subject to mandatory sinking fund redemption.

In the event less than all Bonds are to be redeemed they shall be redeemed from such maturities as the Borrowers may determine (less than all of the Bonds of a single maturity to be selected by lot in such manner as the Trustee may determine). Notice of the call for redemption shall be given by the Trustee by transmitting a copy of the redemption notice by first-class mail and/or by electronic means, not more than 45 nor less than 20 days prior to the redemption date, to the registered owner of the Bond to be redeemed in whole or in part at the address last shown on the registration records. Failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of such Bonds for which no default or defect occurs. All Series 2022B Bonds called for redemption will cease to bear interest after the specified redemption date, provided funds for their payment are on deposit at the place of payment at the time. Conditional notices of redemption are permitted by the Indenture.

The Bonds shall be issued as fully registered bonds in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof within a maturity and upon surrender thereof at the designated corporate trust office of the Trustee may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same maturity of other authorized denominations in the manner and subject to the conditions provided in the Indenture.

This bond is fully transferable by the registered owner hereof in person or by his or her duly authorized attorney on the registration records kept by the Trustee, upon surrender of this bond together with a duly executed written instrument of transfer satisfactory to the Trustee; subject, however, to the terms of the Indenture which limit the transfer and exchange of Bonds during certain periods. Upon such transfer, a new fully registered Series 2022B Bond of authorized denomination or denominations for the same aggregate principal amount and maturity will be issued to the transferee in exchange herefor, all subject to the terms, limitations and conditions set forth in the Indenture. This bond may not be transferred or sold to anyone other than a “Qualified Institutional Buyer”, within the meaning of Rule 144A promulgated under the Securities Act of 1933.

The County and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes, except to the extent otherwise provided herein and in the Indenture with respect to Regular Record Dates and Special Record Dates for the payment of interest, and neither the County nor the Trustee shall be affected by any notice to the contrary.

To the extent permitted by, and as provided in, the Indenture, modifications or amendments of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the County and of the registered owners of the Series 2022B Bonds may be made with the consent of the County and, in certain circumstances, with the consent of the owners of not less than two-thirds in aggregate principal amount of the Series 2022B Bonds then outstanding; provided, however, that no such modification or amendment shall be made which will affect the terms of payment of the principal of, premium, if any, or interest on any of the Series 2022B Bonds, which are unconditional, without the consent of the owners of 100% in aggregate principal amount of the Series 2022B Bonds then outstanding. Any such consent by the registered owner of this bond shall be conclusive and binding upon such registered owner and upon all future registered owners of this bond and of any bond issued upon the transfer or exchange of this bond whether or not notation of such consent is made upon this bond.

The registered owner of this bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the pledge, assignment or covenants made therein or to take any action with respect to an event of default under the Indenture or to institute, appear in, or defend any suit, action or other proceeding at law or in equity with respect thereto, except as provided in the Indenture. In case an Event of Default under the Indenture shall occur, the principal of all the Bonds at any such time outstanding may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be rescinded by the Trustee, the registered owners of a requisite principal amount of the Bonds then outstanding or, in certain instances, the registered owners of a requisite principal amount of the Bonds and of Additional Parity Indebtedness then outstanding.

Neither the officers of the County nor any person executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

It is hereby certified, recited and declared that all conditions, acts and things required by the constitution or statutes of the State, the Act or the Indenture to exist, to have happened or to have been performed precedent to or in the issuance of this bond exist, have happened and have been performed.

This bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose until the Trustee shall have signed the certificate of authentication hereon.

IN WITNESS WHEREOF, GALLATIN COUNTY, MONTANA has caused this bond to be executed by the manual or facsimile signature of its Chair and its official seal to be hereunto impressed or imprinted hereon and attested by the manual or facsimile signature of its County Clerk and Recorder.

GALLATIN COUNTY, MONTANA

By
Chair, Board of County Commissioners

ATTEST:

By
County Clerk and Recorder

[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the issue described in the within-mentioned Trust Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By

[NAME], Vice President

Date of Authentication:

[FORM OF ASSIGNMENT]

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto the within bond and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer the within bond on the records kept for registration thereof with full power of substitution in the premises.

Dated:

Signature Guaranteed:

Address of transferee:

Social security or other tax identification number of transferee:

NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[END OF FORM OF ASSIGNMENT]

[FORM OF PREPAYMENT PANEL]

PREPAYMENT PANEL

The following installments of principal (or portions thereof) of this bond have been prepaid in accordance with the terms of the Trust Indenture.

Date of Prepayment	Principal Prepaid	Signature of Authorized Representative of DTC

[END OF FORM OF PREPAYMENT PANEL]

[END OF FORM OF BOND]

EXHIBIT B

TERMS OF THE SERIES 2022B BONDS

$25,000,000 11.500% Series 2022B Term Bonds due September 1, 2027

Price of 100.000% to Yield 11.500%

Series 2022B Bonds Maturing September 1, 2027

Payment Date	Principal Amount
September 1, 2027*	$25,000,000

*	Final maturity.

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EXHIBIT C

FORM OF INVESTOR LETTER

Gallatin County, Montana

311 West Main Street

Bozeman, MT 59715

Gallatin County, Montana

Industrial Development Revenue Bonds

(Bridger Aerospace Group Project)

Series 2022B (Taxable) (Sustainability Bonds)

Dear Ladies and Gentlemen:

In connection with the purchase of a portion of the above-referenced obligations (the “Series 2022B Bonds”), issued by Gallatin County, Montana (the “County”) pursuant to (i) the terms of an Amended and Restated Trust Indenture, dated as of July 1, 2022 (as amended and supplemented by a First Supplemental Trust Indenture dated as of August 1, 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the County and U.S. Bank Trust Company, National Association, Salt Lake City, Utah, as trustee (the “Trustee”), (ii) Title 90, Chapter 5, Part 1, Montana Code Annotated, as amended (the “Act”), and (iii) a resolution adopted by the governing body of the County on October 14, 2020, as amended by a resolution adopted by the governing body of the County on May 3, 2022 (as so amended, the “Bond Resolution”), the undersigned purchaser[, on behalf of itself and each of its managed accounts listed on the signature page hereto] (the “Purchaser”), of the Series 2022B Bonds hereby represents the following:

1. Execution of this letter is a condition to the sale of the Series 2022B Bonds to the Purchaser.

2. The Purchaser is purchasing the Series 2022B Bonds in authorized denominations of $100,000 or increments of $5,000 in excess thereof (an “Authorized Denomination”). The Purchaser will only sell or transfer the Series 2022B Bonds in Authorized Denominations.

3. The Purchaser certifies that it is a “Qualified Institutional Buyer” as such term is defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”).

4. As Purchaser of the Series 2022B Bonds, the Purchaser is purchasing such Series 2022B Bonds with its own funds (or with funds from managed accounts over which it has investment authority) and not the funds of any other person (other than for a managed account), or for its own account (or for managed accounts over which it has investment authority) and not as nominee or agent for the account of any other person and not with a view to any distribution thereof, except for a managed account relationship for its accounts for which it reasonably believes are a “Qualified Institutional Buyer” under the Securities Act. The Purchaser acknowledges and agrees that pursuant to the Indenture, the Series 2022B Bonds shall not be transferred by any holder thereof during the six-month period beginning on the Date of Issuance of the Series 2022B Bonds.

5. The Purchaser acknowledges that the only audited financials are for Bridger Aerospace Group Holdings, LLC (“BAG Holdings”), as the guarantor of the Series 2022B Bonds. The Purchaser acknowledges that the financial information regarding the Borrowers is unaudited financial information provided by the Borrowers, and Underwriter has not undertaken and will not undertake steps to ascertain the accuracy or completeness of such unaudited information.

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6. The Purchaser has such knowledge and experience in business and financial matters and with respect to the purchase and ownership of non-rated conduit revenue bonds, taxable securities and other investment vehicles similar in character to the Series 2022B Bonds so as to enable it to understand and evaluate the risks of such investments and form an investment decision with respect to the Series 2022B Bonds. The Purchaser (or any managed account for which it is allocating a portion of the Series 2022B Bonds) is able to bear the risk of an investment in the Series 2022B Bonds.

7. The Purchaser has reviewed the Preliminary Limited Offering Memorandum relating to the Series 2022B Bonds, dated July 28, 2022, as supplemented by Addendum to Preliminary Limited Offering Memorandum, dated August 4, 2022, and the Limited Offering Memorandum, dated August 5, 2022 (collectively, the “Limited Offering Memorandum”), including the information under the heading “BONDHOLDERS’ RISKS” therein and has made the decision to purchase the Series 2022B Bonds based on its own independent investigation regarding the Series 2022B Bonds.

8. THE PURCHASER UNDERSTANDS THAT THE SERIES 2022B BONDS AND THE INTEREST THEREON SHALL BE SPECIAL, LIMITED OBLIGATIONS OF THE COUNTY, PAYABLE SOLELY OUT OF REVENUES DERIVED UNDER THE LOAN AGREEMENT, AND SHALL NEVER CONSTITUTE THE DEBT OR INDEBTEDNESS OF THE COUNTY WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE CONSTITUTION OR STATUTES OF THE STATE OF MONTANA OR OF ANY CHARTER OF ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE COUNTY, AND SHALL NOT CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OR MULTIPLE FISCAL YEAR DIRECT OR INDIRECT DEBT OR OTHER FINANCIAL OBLIGATION WHATSOEVER OF THE COUNTY OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS.

9. The Purchaser has not relied upon the County with regard to the accuracy or completeness of any information furnished to the Purchaser in connection with the issuance of the Series 2022B Bonds except for (i) the representations and warranties of the County in the Loan Agreement, the Indenture and any other certificate of the County delivered in connection with the issuance of the Series 2022B Bonds, (ii) the legal opinions delivered on behalf of the County in connection with the issuance of the Series 2022B Bonds, and (iii) those statements relating to the County set forth under the captions “THE COUNTY” and “ABSENCE OF LITIGATION—The County” in the Preliminary Limited Offering Memorandum.

10. The Purchaser acknowledges that the Series 2022B Bonds will not be listed on any stock or other securities exchange and will be issued without registration under the provisions of the Securities Act, or any state securities laws.

This letter and the representations and agreements contained herein are made for your benefit as of this          day of         , 2022 and may also be relied upon by D.A. Davidson & Co. and Jefferies LLC, as underwriters.

Very truly yours, , as Purchaser or Investment Advisor

By:
Name:

[Each Managed Account on behalf of which the Purchaser is executing this letter is listed below:

                                 ]

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